SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

THE ESTÉE LAUDER COMPANIES INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-14064	11-2408943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2007, The Estée Lauder Companies Inc. (the “Company”) entered into a new employment agreement with Daniel J. Brestle, Chief Operating Officer of the Company, effective July 1, 2007 (the “Agreement”).  The term of employment under his prior agreement expired on June 30, 2007.

The Agreement provides for Mr. Brestle’s employment as Chief Operating Officer through June 30, 2009, unless terminated earlier.  Mr. Brestle will also hold other positions and executive offices of the Company and/or the Company’s subsidiaries or affiliates consistent with his position as Chief Operating Officer as agreed by Mr. Brestle or assigned by the Chief Executive Officer or the Board of Directors.  Under the Agreement, Mr. Brestle will receive a base salary of not less than $1.25 million per annum and will be eligible for aggregate target incentive bonus compensation of no less than $2.25 million for each Contract Year (as defined below) for which the employment agreement is in effect.  Under the terms of the Company’s Executive Annual Incentive Plan (the “Bonus Plan”), Mr. Brestle may elect to defer all or part of his incentive bonus compensation in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Any incentive bonus compensation that is performance-based compensation will be based on a performance period of at least 12 months and Mr. Brestle may make a deferral election at any time before the date that is six months before the applicable performance period ends.  If any amount of Mr. Brestle’s base salary or any amounts owed to him under the Bonus Plan or any other amounts payable to Mr. Brestle are not currently deductible by the Company under Section 162(m) of the Code, the Company will defer payment of such amounts until Section 162(m) no longer applies to Mr. Brestle.  During the term of the Agreement, Mr. Brestle will be eligible to receive annual stock-based awards under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan with a value equivalent to a grant of stock options with respect to 200,000 shares of the Company’s Class A Common Stock.  During the term of the Agreement, in addition to the Company’s benefits generally available to senior executives (i.e., annual perquisite reimbursement under the Company’s Senior Executive Compensation Program Perquisite Plan of up to $15,000, financial counseling services up to $5,000, and participation in the Company’s Executive Automobile Program with an automobile having an acquisition value of $75,000), the Company will continue to provide Mr. Brestle additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by the Company and reimbursed by his life insurance trust to the Company.

The Company may terminate Mr. Brestle’s employment at any time if he becomes “permanently disabled” (as defined in the Agreement), in which event Mr. Brestle will be entitled to receive (i) any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination, (ii) bonus compensation earned but not paid that relates to any Contract Year (as defined below) ended prior to the date of termination, (iii) unpaid bonus compensation otherwise payable for the Contract Year in which such disability occurred pro-rated to the date of termination, (iv) reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of termination and (v) for a period of one year from the date of termination (the “Disability Continuation Period”), his base salary in effect at the time of termination (less disability payments).  In addition, Mr. Brestle will be entitled to continue to participate, to the extent permitted by applicable law, in the Company’s benefit plans during the Disability Continuation Period (disregarding any required delay in payments pursuant to Section 409A). Since Mr. Brestle’s continued participation in any qualified pension and qualified retirement savings plans of the Company is not permitted during the Disability Continuation Period, the Company will provide Mr. Brestle, subject to the provisions of Section 409A, cash payments equivalent in value to his continued participation in the benefit plans during such period and amount equal to the maximum matching contribution available under the 401(k) Savings Plan. For purposes of the

Agreement, Contract Year means the twelve-month period commencing on July 1, 2007 and ending June 30, 2008 or subsequent twelve-month periods commencing on July 1.

In the event of Mr. Brestle’s death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i) any accrued but unpaid salary and other amounts to which Mr. Brestle otherwise was entitled prior to the date of his death, (ii) bonus compensation earned but not paid that relates to any Contract Year ended prior to his death, (iii) unpaid bonus compensation otherwise payable for the Contract Year in which his death occurred pro-rated to the date of his death, (iv) reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of his death, and (v) for a period of one year from the date of his death, his base salary in effect at the time of his death.

The Company may terminate Mr. Brestle’s employment for any reason (other than for “cause” as defined in the Agreement) upon 90 days’ prior written notice. In the event of the Company’s termination of his employment (other than for cause, disability or death) or a termination by Mr. Brestle for an uncured “material breach” (as such term is defined in the Agreement), Mr. Brestle will be entitled to (a) receive (i) any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination, (ii) bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination, (iii) unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination, (iv) for a period ending on a date two years from the date of termination, his base salary in effect at the time of termination, (v) bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable (with respect to completed Contract Years) to him during the contract term or, if such termination occurs prior to payment of any bonus, $1.125 million, (vi) reimbursement for financial counseling services in the amount of $10,000 for a period of two years from the date of termination, and (b) participate, for a period ending on a date two years from the date of termination, to the extent permitted by applicable law, in the Company’s benefit plans or receive the cash payments equivalent in value to his continued participation in the benefit plans during such period as described above.  In the event Mr. Brestle terminates his employment for good reason following a change of control of the Company, he is entitled to receive payments and benefits as if his employment was terminated by the Company without cause.  In the event of a termination by the Company or by Mr. Brestle for good reason after a change of control, Mr. Brestle may also be entitled to reimbursement for outside legal counsel up to $20,000.

In the case of termination by the Company for cause, Mr. Brestle will be entitled to receive his accrued but unpaid salary and any benefit under the employee benefit programs and plans of the Company as determined under such programs and plans upon and as of such termination.

Mr. Brestle may terminate his employment voluntarily for any reason at any time upon 90 days’ prior written notice to the Company, in which event the Company will have no further obligations after termination other than to pay (i) any accrued but unpaid salary, (ii) bonus compensation, if any, earned but not paid that relates to any Contract Year ended prior to the date of termination, (iii) reimbursement for financial counseling services in the amount of $5,000 per year for two years from the date of termination and (iv) for a period of two years from the date of termination (the “Termination by Executive Continuation Period”), his base salary in effect at the time of termination (including retirement).  In addition, Mr. Brestle will be entitled to continue to participate, to the extent permitted by applicable law, in any benefit under the Company’s employee benefit programs and plans during the Termination by Executive Continuation Period (disregarding any required delay in payments pursuant to Section 409A). Since Mr. Brestle’s continued participation in any qualified pension and qualified retirement savings plans of the Company is not permitted during the Termination by Executive Continuation Period, the Company will provide Mr. Brestle, subject to the provisions of Section 409A, cash payments equivalent in value to his continued participation in the benefit plans during such period and amount equal to the maximum matching contribution available under the 401(k) Savings Plan.

The Agreement requires Mr. Brestle to abide by restrictive covenants relating to non-competition and non-solicitation during his employment and, under certain circumstances, for two years following termination of employment and non-disclosure relating to the Company’s confidential information. If the Company does not renew the term of his employment (except for a change in Company policy regarding the use of written employment agreements for executives, the form of equity-based compensation or the mix of cash and non-cash compensation), Mr. Brestle will be entitled to receive for two years his base salary and other benefits consistent with the Company’s obligations upon termination without cause, including the required delay in payment for the six-month period following the date of termination for any amounts determined to be subject to Section 409A. The Agreement provides that in the event any amount or benefit paid under the Agreement, taken together with any amounts or benefits otherwise paid to Mr. Brestle by the Company or any affiliated company, are subject to excise tax payments or parachute payments under Section 4999 of the Code, the amounts paid to Mr. Brestle will be reduced (but not below zero) to the extent necessary to eliminate the excise tax.

The Agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that Mr. Brestle is a “specified employee” for purposes of Section 409A at the time of termination of service.  Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum on the first day after such period expires.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                                    Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:
	10.1	Employment Agreement effective as of July 1, 2007 between the Company and Daniel J. Brestle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 17, 2007

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/ Amy DiGeso
Name: Amy DiGeso
Title: Executive Vice President, Global
Human Resources

EXHIBIT INDEX

Number	Exhibit
10.1	Employment Agreement effective as of July 1, 2007 between the Company and Daniel J. Brestle.